Exhibit 99.1

For Immediate Release

ScanTech AI Systems Provides Update on Nasdaq Compliance Plan Progress and Listing Status

Atlanta, GA, December 15, 2025 - ScanTech AI Systems Inc. (the “Company” or “ScanTech AI”) (Nasdaq: STAI),  a technology company focused on advanced AI-powered security screening solutions, today provided an update on the actions it has taken in recent months as part of its ongoing efforts to address Nasdaq listing requirements.

The Company confirmed that it has today filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. With the filing of this report, the Company has brought its periodic reporting current and addressed the underlying delinquent filing condition previously identified by Nasdaq.

As previously disclosed, Nasdaq Staff issued a delisting determination on November 26, 2025. The Company timely requested a hearing before a Nasdaq Hearings Panel, which is currently scheduled for January 22, 2026. In accordance with Nasdaq listing rules, the Company’s securities remain listed and trading pending the completion of the hearings process.

In addition, the Company has approved a 1-for-20 reverse stock split of its issued and outstanding common stock, which is expected to become effective after market close on December 15, 2025, with trading on a split-adjusted basis expected to commence on December 16, 2025. The reverse stock split is intended to support the Company’s efforts to address Nasdaq’s minimum bid price requirement and to enhance flexibility in pursuing capital markets and listing compliance initiatives.

Over the past four months, the Company has taken a series of actions to strengthen its compliance posture and governance framework, including:

•	Filing amended and current periodic reports to address prior non-reliance and reporting deficiencies.
•	Engaging external advisors with capital markets and Nasdaq compliance expertise.
•	Submitting an application to transfer its listing from The Nasdaq Global Market to The Nasdaq Capital Market.
•	Requesting a hearing before a Nasdaq Hearings Panel in connection with Nasdaq’s delisting determination.
•	Implementing a reverse stock split to address objective listing requirements; and
•	Enhancing internal oversight and disclosure processes in connection with financial reporting and governance matters.

Commenting on the update, Dolan Falconer, CEO of ScanTech AI Systems, said:

“Over the past several months, we have taken deliberate and substantive steps to address our Nasdaq compliance challenges and to restore procedural discipline across our reporting and governance processes. Filing our Quarterly Report on Form 10-Q, advancing the reverse stock split, and engaging constructively with Nasdaq are all part of a broader, structured plan to stabilize the Company and preserve our Nasdaq listing while we work through the remaining market-based requirements.”

“While there is still work ahead, we believe these actions demonstrate our commitment to transparency, accountability, and constructive engagement with Nasdaq as we move toward the hearing process in January.”

The Company continues to work constructively with Nasdaq and intends to present its compliance plan at the scheduled hearing. There can be no assurance that the Nasdaq Hearings Panel will grant the Company additional time to regain compliance with Nasdaq listing standards or that the Company will ultimately regain or maintain compliance.

About ScanTech AI

ScanTech AI Systems Inc. (Nasdaq: STAI) has developed one of the world’s most advanced non-intrusive ‘fixed-gantry’ CT screening technologies. Utilizing proprietary artificial intelligence and machine learning capabilities, ScanTech AI’s state-of-the-art scanners accurately and quickly detect hazardous materials and contraband. Engineered to automatically locate, discriminate, and identify threat materials and items of interest, ScanTech AI’s solutions are designed for use in airports, seaports, borders, embassies, corporate headquarters, government and commercial buildings, factories, processing plants, and other facilities where security is a priority.

For more information, visit www.scantechais.com and investor.scantechais.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations, estimates, forecasts, and projections, and the beliefs and assumptions of management. Words such as “expects,” “intends,” “plans,” “believes,” “seeks,” “may,” “will,” “should,” “anticipates,” or the negative or plural of these words, and similar expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These statements relate to, among other things, the stay of suspension of the Company’s common stock and whether any such stay will remain in place, any grant of an extension of the stay of suspension by the Panel, the Company’s ability to remain listed and/or continue trading on Nasdaq, timing for filing the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and possibly regaining compliance with Nasdaq Listing Rule 5250(c)(1), and the Company’s ability to regain and maintain compliance with Nasdaq continued listing standards, successfully execute on its re-compliance plan, execute its growth strategy, and develop or commercialize its technologies. Additionally, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied herein.

These risks and uncertainties include, but are not limited to: market conditions; dilution and volatility associated with equity financings; the Company’s ability to regain compliance and remain in compliance with Nasdaq listing standards; operational and regulatory risks in the artificial intelligence and security technology sectors; product and service acceptance; regulatory oversights; whether ScanTech AI will have sufficient capital to operate as anticipated; and other factors detailed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Should one or more of these risks of uncertainties materialize, or should any of the assumptions of ScanTech AI prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release and are based on the information available to ScanTech AI as of the date hereof. ScanTech AI assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may otherwise be required under applicable law.

Media Contact

ScanTech AI Systems Inc.

D. Williams Sr. VP Sales & Investor/Government Relations

dwilliams@scantechais.com

Investor & Media Relations Contact:

International Elite Capital Inc.

Annabelle Zhang

+1(646) 866-7928

annabelle@iecapitalusa.com